Exhibit 10.7
FILING RECEIPT         UNITED STATES DEPARTMENT OF COMMERCE
                           Patent and Trademark Office
                        Address: ASSISTANT SECRETARY AND
                      COMMISSIONER OF PATENT AND TRADEMARKS
                             Washington, D.C. 20231

----------- ----------- --------- -------- ------------ ----------- ----- ------
APPLICATION FILING DATE   GRP ART  FIL FEE  ATTY.       NO. TOT.   IND    CLAIMS
NUMBER                    UNIT     REC'D    DOCKETT     DRAWINGS   CLAIMS
----------- ----------- --------- -------- ------------ ----------- ----- ------
----------- ----------- --------- -------- ------------ ----------- ----- ------

09/548,041  04/12/200     3636     345       COR1A-D70     9        20        3


Karl M. Steins
Steins & Associates
2333 Camino del Rio South
Suite 120
San Diego, CA 92108

                             Date Mailed: 06/19/2000


Receipt is acknowledged of this nonprovisional Patent Application. It will be considered in its order and you will be notified as to the results of the examination. Be sure to provide the U.S. APPLICATION NUMBER, FILING DATE, NAME OF APPLICANT, and TITLE OF INVENTION when inquiring about this application. Fees transmitted by check or draft are subject to collection. Please verify the accuracy of the data presented on this receipt. If an error is noted on this Filing Receipt, please write to the Office of Initial Patent Examination's Customer Service Center. Please provide a copy of this Filing Receipt with the changes noted thereon. If you received a "Notice to File Missing Parts" for this application, please submit any corrections to this Filing Receipt with your reply to the Notice. When the PTO processes the reply to the Notice, the PTO will generate another Filing Receipt incorporating the requested corrections (if appropriate).

Applicant(s)
                Adrian Corbert, San Diego, CA;

Continuing Data as Claimed by Applicant
                THIS APPLICATION IS A CON OF 09/005,660 01/12/1998

Foreign Applications


If Required, Foreign Filing License Granted 06/16/2000

**SMALL ENTITY**

Title
                Bus seat safety restraint

Preliminary Class
                297

Data entry by: MAY, MOLIKJ          Team: QIPE               Date:    06/19/2000




                        LICENSE FOR FOREIGN FILING UNDER
                    Title 35, United States Code, Section 184
               Title 37, Code of Federal Regulations, 5.11 & 5.15
GRANTED

The applicant has been granted a license under 35 U.S.C. 184, if the phrase "IF REQUIRED, FOREIGN FILING LICENSE GRANTED" followed by a date appears on this form. Such licenses are issued in all applications where the conditions for issuance of a license have been met, regardless of whether or not a license may be required as set forth in 37 CRF 5.15. The scope and limitations of this license are set forth in 37 CFR 5.15(a) unless an earlier license has been issued under 37 CFR 5.15(b). The license is subject to revocation upon written notification. The date indicated is the effective date of the license, unless an earlier license of similar scope has been granted under 37 CFR 5.13 or 5.14.

This license is to be retained by the licensee and may be used at any time on or after the effective date thereof unless it is revoked. This license is automatically transferred to any related applications(s) filed under 36 CFR 1.53(d). This license is not retroactive.

The grant of a license does not in any way lessen the responsibility of a licensee for the security of the subject matter as imposed by any Government contract or the provisions of existing laws relating to espionage and the national security or the export of technical data. Licensees should apprise themselves of current regulations especially with respect to certain countries, of other agencies, particularly the Office of Defense Trade Controls, Department of State (with respect to Arms, Munitions and Implements of War (22 CFR 121-128)); the Office of Export Administration, Department of Commerce (15 CFR
370.10 (j)); the Office of Foreign Assets Control, Department of Treasury (31 CFR Parts 500+) and the Department of Energy.

NOT GRANTED

No license under 35 U.S.C. 184 has been granted at this time, if the phrase "IF REQUIRED, FOREIGN FILING LICENSE GRANTED" DOES NOT appear on this form. Applicant may still petition for a license under 37 CFR 5.12, if a license is desired before the expiration of 6 months from the filing date of the application. If 6 months has lapsed from the filing date of this application and the licensee has not received any indication of a secrecy order under 35 U.S.C. 181, the licensee may foreign file the application pursuant to 37 CFR 5.15(b).

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                                 Assistant Commissioner for Patents
                                 Office of Initial Patent Examination
                                 Customer Service Center
                                 Washington, DC 20231